As filed with the Securities and Exchange Commission on October 13, 2015

Registration No. 333-187639

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CalAtlantic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0475989
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15360 Barranca Parkway, Irvine, California 92618

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Full title of the plan)

John P. Babel, Esq.

Executive Vice President, General Counsel and Secretary

15360 Barranca Parkway

Irvine, California 92618

(949) 789-1600

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey E. Beck

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This post-effective amendment is being filed to deregister unsold securities of CalAtlantic Group, Inc. (the “Company”) that were registered on Registration Statement No. 333-187639 on Form S-3ASR filed with the Securities and Exchange Commission on March 29, 2013 (the “Prior Form S-3”). The Prior Form S-3 registered 237,212,786 shares (47,442,447 shares giving effect to a one-for-five reverse stock split effective October 1, 2015) for sale by the selling security holder named in the Prior Form S-3. On October 6, 2015, the Company filed a Form S-3ASR (No. 333-207309) with the Securities and Exchange Commission to register, in addition to sales of an indeterminate amount of debt securities (including guarantees of debt securities) and shares of common by the Company, resales of up 42,842,557 shares of the Company’s common stock beneficially owned by the selling security holder. As a result, the Company hereby terminates the effectiveness of the Prior Form S-3 and, in accordance with the undertakings made by the Company in the Prior Form S-3 to remove from registration by means of post-effective amendment any the securities that had been registered but remained unsold at the termination of the offering, removes from the registration any of the securities registered but unsold under the Prior Form S-3 as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 13th day of October, 2015.

CALATLANTIC GROUP, INC.

By	/s/ John P Babel, Esq.
John P. Babel, Esq.
Executive Vice President, General Counsel and Secretary

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.